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Exhibit 99.1

Assured Guaranty Ltd. 30 Woodbourne Avenue Hamilton Bermuda HM 08 441-296-4004 www.assuredguaranty.com

Press Release

Assured Guaranty Ltd. Files Second Quarter Form 10-Q and Updates Financial Information

Hamilton, Bermuda, August 9, 2004—Assured Guaranty Ltd. (NYSE: AGO) announced today that it has filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 and revised its second quarter press release and financial supplement, furnished on August 3, 2004, to reflect a $17.4 million increase in net written premiums, net earned premiums and loss and loss adjustment expenses incurred. This change is related to the accounting for the retrocession of certain reinsurance contracts with its former parent company that was reflected in the other segment and has no impact on net income, shareholders' equity or operating income, which is defined as net income excluding after-tax net realized gains (losses) on investments and after-tax unrealized gains (losses) on derivative financial instruments.

Assured Guaranty Ltd.
Consolidated Income Statements
(dollars in thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenues
Gross written premiums	$64,355	$81,550	$62,812	$194,285
Net written premiums	$(29,943)	$119,044	$(36,814)	$223,117
Net earned premiums	$(9,330)	$82,147	$77,336	$145,735
Net investment income	23,456	24,003	47,841	48,104
Other income	14	265	546	821

Total revenues	$14,140	$106,415	$125,723	$194,660
Expenses
Loss and loss adjustment expenses	(60,008)	35,796	(36,340)	58,984
Profit commission expenses	4,847	2,681	10,334	5,650
Acquisition costs	8,437	19,378	21,544	31,221
Other operating expenses	26,608	7,535	39,229	19,169
Goodwill expense	—	—	1,645	—
Interest expense	2,546	1,434	3,980	2,868

Total expenses	$(17,570)	$66,824	$40,392	$117,892
Income before provision for income taxes	31,710	39,591	85,331	76,768
Total provision for income taxes	3,859	6,371	13,762	12,805
Operating income *	$27,851	$33,220	$71,569	$63,963
After-tax net realized investment gains	6,306	1,773	6,337	3,070
After-tax unrealized gains (losses) on derivative financial instruments	8,959	7,710	12,102	7,421
Net income	$43,116	$42,703	$90,009	$74,454

*
Net income excluding net realized investment gains and net unrealized gains (losses) on derivative financial instruments.

Assured Guaranty Ltd.
Consolidated Balance Sheets
(dollars in thousands)

	As of:
	June 30, 2004	December 31, 2003
Assets
Fixed maturity securities available for sale, at fair value	$1,853,270	$2,052,217
Short-term investments, at cost, which approximates market	178,915	137,517

Total Investments	2,032,185	2,189,734
Cash	28,584	32,365
Accrued investment income	21,364	23,758
Deferred acquisition costs	186,812	178,673
Premium receivable	33,155	63,997
Prepaid reinsurance premiums	25,140	10,974
Reinsurance recoverable on ceded losses	183,351	122,124
Due from affiliate	—	115,000
Unrealized gains on derivative financial instruments	13,445	—
Value of reinsurance business assumed	—	14,226
Goodwill	85,417	87,062
Other assets	28,446	19,954

Total assets	$2,637,899	$2,857,867

Liabilities
Unearned premium reserve	$525,351	$625,429
Reserve for losses and loss adjustment expenses	297,197	522,593
Profit commissions payable	56,009	71,237
Reinsurance balances payable	50,071	4,908
Deferred federal income taxes payable	5,213	55,637
Unrealized losses on derivative financial instruments	—	8,558
Funds held by Company under reinsurance contracts	52,040	9,635
Long-term debt	197,311	75,000
Other liabilities	32,836	47,246

Total liabilities	1,216,028	1,420,243
Shareholders' equity
Common Stock	759	16,403
Treasury stock	(7,850)	—
Additional paid-in capital	899,062	955,490
Accumulated other comprehensive income	57,978	81,185
Unearned stock grant compensation	(8,112)	(5,479)
Retained earnings	480,034	390,025

Total shareholders' equity	1,421,871	1,437,624
Total liabilities and shareholders' equity	$2,637,899	$2,857,867

Assured Guaranty Ltd.
Financial Highlights

	Quarter Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
	(dollars in thousands except share amounts)
Premium analysis:
Present value of gross premiums written ("PVP")	$53,645	$39,259	$136,115	$98,502
Present value of installment premiums written in period	(31,567)	(27,672)	(79,422)	(64,063)

Upfront gross premiums writen	22,078	11,587	56,693	34,439
Installment gross premiums written	31,422	43,213	74,807	64,161

Financial Guaranty gross premiums written	53,500	54,800	131,500	98,600
Mortgage	900	8,500	14,900	16,600
Other	10,000	18,300	(83,600)	79,100

Total gross premium written	$64,400	$81,600	$62,800	$194,300

Book value	$1,421,871	$1,329,789	$1,421,871	$1,329,789
Net UPR less DAC—after-tax	222,589	156,155	222,589	156,155
Net present value of installment premiums in- force—after-tax	261,800	216,700	261,800	216,700

Adjusted book value	$1,906,260	$1,702,644	$1,906,260	$1,702,644

Average basic shares outstanding	75,000,000	75,000,000	75,000,000	75,000,000
Average fully diluted shares outstanding	75,000,879	75,000,000	75,000,879	75,000,000
Per fully diluted share:
Net income	$0.57	$0.57	$1.20	$0.99
After-tax realized gains on investments	0.08	0.02	0.08	0.04
After-tax unrealized gains (losses) on derivatives	0.12	0.10	0.16	0.10

Net income excluding gains (losses)	$0.37	$0.45	$0.95	$0.85

Book value	$18.96	$17.73	$18.96	$17.73
Net UPR less DAC—after-tax	2.97	2.08	2.97	2.08
Net present value of installment premiums in- force—after-tax	3.49	2.89	3.49	2.89

Adjusted book value	$25.42	$22.70	$25.42	$22.70

Please refer to the Investor Information section of Assured Guaranty Ltd.'s website for additional information, including the second quarter 10-Q, Financial Supplement and Fixed Income Investor presentation. Assured Guaranty's website reference (URL) is http://phx.corporate-ir.net/phoenix.zhtml?c=177779&p=irol-irhome. (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser's URL address field.)

Assured Guaranty Ltd. is a Bermuda-based holding company. Its operating subsidiaries provide credit enhancement products to the U.S. and international municipal finance, structured finance and mortgage markets. More information can be found at www.assuredguaranty.com.

Any forward-looking statements made in this press release reflect the Company's current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. For example, the Company's forward-looking statements, such as its statements regarding reinsurance, PVP and ROE, could be affected by a significant reduction in the amount of reinsurance ceded by one or more of our principal ceding companies, rating agency action such as a ratings downgrade, difficulties with the execution of the Company's business strategy, contract cancellations, developments in the world's financial and capital markets, more severe losses or more frequent losses associated with products affecting the adequacy of the Company's loss reserve, changes in regulation or tax laws, the Company's dependence on customers, decreased demand or increased competition, loss of key personnel, the effects of mergers, acquisitions and divestitures, changes in accounting policies or practices, and changes in general economic conditions, as well as management's response to these factors, and other risk factors identified in the Company's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Investors:
Sabra Purtill
441-278-6665
212-408-6044
 spurtill@assuredguaranty.com

Media:
Barbara Van Hassel
212-261-5580
 bvanhassel@assuredguaranty.com

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  Exhibit 99.1
Assured Guaranty Ltd. Consolidated Income Statements (dollars in thousands)
Assured Guaranty Ltd. Consolidated Balance Sheets (dollars in thousands)
Assured Guaranty Ltd. Financial Highlights